CROSS AND ROBINSON, CERTIFIED PUBLIC ACCOUNTANTS, A PROFESSIONAL CORPORATION

                                  EXHIBIT 23.1


         As independent auditors, we hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-8 of etravelserve.com, Inc. relating to eTravelserve.com, Inc.'s Year 2000 Stock Award and Option Plan, as amended, of our report dated October 6, 2000 appearing in and incorporated by reference in the Annual Report on Form10-K of etravelserve.com, Inc. for the year ended June 30, 2000 and to all references to our Firm included in this Amendment No. 3 to Registration Statement on Form S-8.

CROSS AND ROBINSON

/s/ Cross and Robinson
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October 23, 2000